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                               AMENDMENT NO. 1 TO
                             1997 STOCK OPTION PLAN
                                       OF
                            HAWKER PACIFIC AEROSPACE

     The 1997 Stock Option Plan (the "Plan") of Hawker Pacific Aerospace is hereby amended to add the following sentence at the end of Section 3 of the
Plan:

     "No eligible person shall be granted Options during any twelve-month period covering more than 640,000 shares."